United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 9, 2022

Pineapple Energy Inc

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreement

On November 9, 2022, Pineapple Energy Inc. (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with Solar Merger Sub, LLC, a New York limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Scott Maskin, James Brennan, Scott Sousa and Brian Karp (collectively, the “Sellers”), and Scott Maskin as representative of each seller, pursuant to which the Company directly or indirectly acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities: SUNation Commercial, Inc., SUNation Service, Inc., SUNation Electric, Inc., SUNation Energy, LLC, and SUNation Roofing, LLC (collectively, the “Acquired Companies”). Each of SUNation Service, Inc. and SUNation Electric, Inc. were acquired through a merger with and into Merger Sub, with Merger Sub surviving each merger, pursuant to a Plan of Merger, dated as of November 9, 2022 (the “Plan of Merger”). The mergers closed contemporaneously with signing the Transaction Agreement.

The Company acquired the equity of the Acquired Companies from Sellers for an aggregate purchase price of up to $22.5 million, comprised of (a) $2.5 million in cash consideration paid at closing, (b) the issuance at closing of a $5.0 million Short-Term Limited Recourse Secured Promissory Note (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note (the “Long-Term Note”), (d) the issuance at closing of an aggregate of 1,480,000 shares (the “Shares”) of Company common stock, par value $0.05 per share, pursuant to the Plan of Merger, and (e) potential earn-out payments of up to $2.5 million for each of fiscal years 2023 and 2024, based on the percentage of year-over-year EBITDA growth of the Acquired Companies, as set forth in the Transaction Agreement (the “Earnout”).

The Transaction Agreement contains certain representations, warranties and covenants of each of the Company, Merger Sub and Sellers, which generally survive the closing for a period of 18 months, subject to certain exceptions. In addition, the Company agrees to be bound by certain covenants not to take any action designed to reduce the amount of Earnout payments. Each of the Company and Sellers has agreed to indemnify the other for certain losses arising out of breaches of representations, warranties and covenants.

Notes and Pledge Agreement

The Short-Term Note is secured as described below and matures on August 9, 2023. It carries an annual interest rate of 4% until the three-month anniversary of issuance, 8% thereafter until the six-month anniversary of issuance, then 12% thereafter until the Short-Term Note is paid in full. The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. The Company will be required to make a principal payment of $2.5 million on the second anniversary of the Long-Term Note. Both the Short-Term Note and Long-Term Note may be prepaid at the Company’s option at any time without penalty.

Pursuant to a Limited Pledge and Security Agreement among the Company and Sellers, dated November 9, 2022 (the “Pledge Agreement”), the Short-Term Note is secured by a pledge by the Company and Merger Sub of the equity of the Acquired Companies purchased under the Transaction Agreement. While the Short-Term Note remains outstanding, the Company also agrees to certain negative covenants with respect to the operation of the Acquired Companies, including limits on distributions, the incurrence of indebtedness, imposition of liens, and sales of assets outside the ordinary course of business. If Sellers exercise their remedies under the Pledge Agreement (due to an event of default by the Company under the Short-Term Note or the Pledge Agreement), Sellers would be able recover the pledged equity of the Acquired Companies and the Company’s remaining obligations under the Short-Term Note and the Long-Term Note would be cancelled in their entirety and would be of no further force and effect. The Company’s obligations to make any Earnout payment under the Transaction Agreement would also be terminated. The Pledge Agreement will automatically terminate upon the payment of all amounts due under the Short-Term Note.

The foregoing descriptions of the Transaction Agreement, the Plan of Merger, the Pledge Agreement, the Short-Term Note and the Long-Term Note are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibit 2.1 and incorporated herein by reference. Exhibit 2.1 filed herewith consists of the Transaction Agreement, to which the form of each of the Plan of Merger, the Pledge Agreement, the Short-Term Note and the Long-Term Note is attached as an exhibit.

The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

PIPE Investment Reset

Following market close on November 9, 2022, the Company also entered into a separate Consent, Waiver and Amendment with each of the Company’s existing Series A Preferred Stock and warrant holders (the “PIPE Investors”) whereby these investors provided certain waivers to the anti-dilution protections that reset the conversion price of the preferred stock to $4.00 and reset the strike price on certain of their warrants to $4.00 from $13.60. Following the adjustments, the Company’s $32 million of Series A Preferred Stock preference is currently convertible into approximately 8 million shares of common stock at $4.00 per share and the PIPE Investors hold warrants to purchase approximately 4.0 million shares of common stock at $4.00 per share and warrants to purchase approximately 1.2 million shares of common stock at $13.60 per share. The conversion price of the Series A Preferred Stock and the conversion price of the warrants and the number of shares issuable upon exercise of the warrants continue to be subject to further adjustment in accordance with their terms. The foregoing description of each Consent, Waiver and Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such document, as well as the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Communications Systems, Inc. and the warrants, which are attached hereto as Exhibits 10.1, 4.1 and 4.2 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance by the Company of the Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act.

On November 9, 2022, the Company entered into a Subscription and Investment Representation Agreement with James Brennan pursuant to which Mr. Brennan purchased one share of the Company’s common stock for a purchase price of $4.00 per share. The issuance by the Company of these shares was exempt from registration under Section 4(a)(2) of the Securities Act. Mr. Brennan has represented to the Company that he is an accredited investor under Rule 501(a) promulgated under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction Agreement discussed in Item 1.01, on November 9, 2022, the Company’s board of directors increased the size of the board to eight members, and appointed Scott Maskin as a member of the Company’s board of directors. Scott Maskin, 59, is the co-founder of SUNation Energy, and has been its chief executive officer since its inception in June 2003. Prior to this, Mr. Maskin developed nearly 20 years of experience on electrical and contracting work on commercial and residential properties and has a Master Electrician’s license. As described below, Mr. Maskin will be employed by the Company, and therefore he will not receive any compensation in his capacity as a director of the Company.

In connection with the Transaction Agreement, Mr. Maskin was also appointed to the role of Senior Vice President and General Manager, New York Division of the Company effective November 9, 2022. The Company entered into an Employment Agreement, dated November 9, 2022 (the “Employment Agreement”), with Mr. Maskin that provides for, among other things, (i) an annual base salary of $245,000, and (ii) his participation in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary.

The initial term of Mr. Maskin’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Maskin’s employment is at-will and the Employment Agreement may be terminated at any time upon 60 days’ prior written notice by either party. Upon termination of the Employment Agreement, Mr. Maskin is entitled to receive (i) any base salary owed through the termination date, and (ii) reimbursement of reasonable expenses incurred as of the termination date. If Mr. Maskin’s employment is terminated by the Company for any reason other than Cause (as defined in the Employment Agreement) or disability, or by Mr. Maskin for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, Mr. Maskin would be entitled to receive the same, plus an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period. The Employment Agreement also contains certain other customary terms and conditions, including non-competition, non-solicitation, and non-interference provisions.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release related to the events described in this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(a) The Company intends to file the financial statements of the Acquired Companies required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)       Exhibits

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Transaction Agreement, dated November 9, 2022, by and among Pineapple Energy Inc., Solar Merger Sub, LLC, Scott Maskin, James Brennan, Scott Sousa, Brian Karp and Scott Maskin as representative of each seller, including the forms of the Plan of Merger, the Limited Pledge and Security Agreement, the Short-Term Limited Recourse Secured Promissory Note and the Long-Term Promissory Note.*
4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Communications Systems, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 22, 2022).
4.2	Form of Communications Systems, Inc. Warrant to be issued to the PIPE Investors (filed as Filed as Exhibit 4.2 to the Form 8-K dated September 14, 2021).
10.1	Form of Consent, Waiver and Amendment among Pineapple Energy Inc. and each of its Series A Preferred Stock and warrant holders.
10.2	Employment Agreement, dated November 9, 2022, between Pineapple Energy Inc. and Scott Maskin.
10.3	Subscription and Investment Representation Agreement between Pineapple Energy Inc. and James Brennan dated November 9, 2022
99.1	Press Release, dated November 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This filing excludes certain schedules pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: November 10, 2022